[Allen Matkins Leck Gamble & Mallory LLP Letterhead]

                                October 24, 2005


Wherify Wireless, Inc.
2000 Bridge Parkway, Suite 201
Redwood Shores, CA 94065

      Re:   Post-Effective Amendment No. 2 on
            Form SB-2 to
            Registration Statement on Form S-4
            File No. 333-124027
            -------------------

Ladies and Gentlemen:

We have acted as counsel to Wherify Wireless, Inc., a Delaware corporation (the "Company"), in connection with the preparation of Post-Effective Amendment No. 2 on Form SB-2 to the Company's Registration Statement on Form S-4 (File Number:
333-124027), filed with the Securities and Exchange Commission on October 24, 2005 (the "Registration Statement"), relating to a proposed offering by the selling shareholders to the public of a maximum of 7,108,065 shares of the Company's Common Stock, $.01 par value (the "Shares").

The Shares are to be offered by the selling stockholders for sale to the public as described in the Registration Statement. We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion.

Upon the basis of the foregoing, we are of the opinion that the Shares, when sold pursuant to and in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

Allen Matkins Leck Gamble & Mallory LLP
Attorneys at Law

Wherify Wireless, Inc.

October 24, 2005

Page 2

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                     Very truly yours,

                                     /s/ Allen Matkins Leck Gamble & Mallory LLP

                                     Allen Matkins Leck Gamble & Mallory LLP